EXHIBIT 7


                              AMENDED AND RESTATED
                             JOINT FILING AGREEMENT

      In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13D (including any and all amendments thereto) with respect to the shares of common stock, $0.01 par value, of Guess?, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such statement.

      Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date:  March 24, 2003


                                          MAURICE MARCIANO

                                          /s/   MAURICE MARCIANO
                                          -------------------------

                                          PAUL MARCIANO

                                          /s/  PAUL MARCIANO
                                          -------------------------

                                          ARMAND MARCIANO

                                          /s/  ARMAND MARCIANO
                                          -------------------------

                                          GARY W. HAMPAR

                                          /s/  GARY W. HAMPAR
                                          -------------------------